UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021 (January 29, 2021)

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 29, 2021, Acacia Research Corporation (the “Company”) redeemed $50 million of the principal amount of the Company’s $115 million outstanding aggregate principal amount of senior secured notes (the “Notes”). The Notes were originally issued by Merton Acquisition HoldCo LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merton”), to the Buyers (as defined below) pursuant to the Company’s previously reported Securities Purchase Agreement dated November 18, 2019 (the “Purchase Agreement”) with Starboard Value LP (the “Designee”) and the investors listed on the Schedule of Buyers attached to the Purchase Agreement (the “Buyers”), as supplemented by the Supplemental Agreement dated June 4, 2020 with the Designee and the Exchange Agreement dated June 30, 2020 with Merton and the Designee. The Company has agreed to redeem the remaining $65 million of the principal amount of the Notes on or before July 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: February 9, 2021	By: /s/ Clifford Press
Chief Executive Officer